 Fourth Quarter and Fiscal 2013Earnings Conference Call  March 4, 2014  HickoryTech Corporationdoing business as

 Certain statements and projections of future results made in this presentation constitute forward-looking information that is based on current market, competitive and regulatory expectations that involve risk and uncertainty. Except to the extent required by law, we undertake no obligation to update publicly any forward-looking statement after this presentation, whether as a result of new information, future events, changes in assumptions or otherwise. Please see our latest Forms 10-K and 10-Q for a discussion of risk factors as they relate to forward-looking statements. Today’s presentation includes certain non-GAAP financial measures. You are directed to our website at http://investor.hickorytech.comfor a reconciliation of these measures.   *  Safe Harbor Statement

2013 Accomplishments

Solid Business Results Driving Strategic Growth

✓Grew overall revenues 3%
- Fiber and Data revenue increased 11%
- Business and Broadband revenue accounts for 79% of 2013 revenue

✓EBITDA totaled $47 M, grew 2%

✓Closed on favorable, amended credit agreement

✓Increased 4Q dividend 3% to $0.15/quarter

✓Added 33 Fiber-to-the-Tower cell sites in service

✓Completed Greater Minnesota Broadband Collaborative Project

✓Launched unified Enventis brand

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Fourth Quarter 2013 compared to Fourth Quarter 2012
•    Revenue totaled $46.2 M, -1%
 – Fiber and Data Segment revenue +5%
 – Equipment Segment revenue -6%
 – Telecom Segment revenue -3%
•    Operating income totaled $4.5 M, -12%
•    Net income totaled $1.9 M, -24%
Fiscal 2013 compared to Fiscal 2012
•    Revenue totaled $189.2 M, +3%
 – Fiber and Data Segment revenue $67.9 M, +11%
 – Equipment Segment revenue $61.7 M, +3%
 – Telecom Segment revenue $57.9 M, -4%
• Operating income totaled $17.6 M, -9%
• Net income totaled $7.7 M, -7%

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4Q and Fiscal 2013
Financial Results

 Fourth Quarter 2013 compared to Fourth Quarter 2012Revenue totaled $46.2 M, -1%Fiber and Data Segment revenue +5%Equipment Segment revenue -6%Telecom Segment revenue -3%Operating income totaled $4.5 M, -12%Net income totaled $1.9 M, -24% Fiscal 2013 compared to Fiscal 2012Revenue totaled $189.2 M, +3%Fiber and Data Segment revenue $67.9 M, +11%Equipment Segment revenue $61.7 M, +3%Telecom Segment revenue $57.9 M, -4%Operating income totaled $17.6 M, -9%Net income totaled $7.7 M, -7%   *  4Q and Fiscal 2013 Financial Results

 4Q13 compared to 4Q12Total revenue -1%Fiber and Data revenue +5%  ($ in millions)  *  2013 compared to 2012Revenue +3% driven by fiber and data revenue growth  Consolidated Revenue

 Fiber and Data revenue +11%   ($ in millions) before intersegment eliminations  Equipment  Fiber and Data  Telecom  Equipment Segment revenue +3%Equipment support services +29%  Telecom revenue -4%Broadband +5%Network Access -7%Local Service -12%  2013 revenue compared to 2012  *  Revenue by Segment

 79% of 2013 revenue is from Business & Broadband Services; less reliance on regulated Telecom revenue  Broadband revenue is included in Telecom Segment.  Revenue Diversification  79%  76%  Business & Broadband Services  Telecom Services/Corp Other

 Diverse revenue stream with growing business segments  Equipment  Fiber & Data  Telecom  Broadband revenue is included in Telecom Segment.  *  Corp Other  Revenue Diversification

 Depreciation increases are moderating EPS  ($ in millions)  *  2013 EBITDA increased 2%Fiber and Data growth key driver in EBITDA increase  Diluted EPS  EBITDA  Earnings and Income

Debt Balance

Debt following historical patterns of decline, improving shareholder value
Net debt was $127.2 million at 12/31/13



$143.1
$143.0
$119.0
$118.9
$136.8
$128.5
$135.2
$127.2
Enventis acquisition 12/05
IdeaOne Fargo acquisition
Debt to EBITDA 2.84x
2006
2010
2012
2013
Total Debt Balance
Net Debt Balance

Net Debt subtracts the cash balance from the outstanding debt.

($ in millions)

Free Cash Flow: $9.5 M   Dividend Payout is 83% of free cash flow  2013 Free Cash Flow  ($ in millions)  Cash balance of $8 M at 12/31/13

 *  Completed the Greater Minn. Broadband Collaborative Project Leveraging regional fiber network which includes 4,200 fiber route miles Focused on expanding fiber distribution networks and extending fiber directly to business  Fiber Network Expansion

 Guidance as provided in 4Q13 earnings release on March 3, 2014.1 Capital Expenditures estimated to be approximately 60% success based and 40% maintenance and network expansion related.     2014 Guidance Range  Revenue  $189 M to $199 M  EBITDA  $47.0 M to $49.5 M  Net Income  $6.4 M to $8.5 M  Capital Expenditures1  $24 M to $28 M  Debt  $133 M to $135 M  *  2014 Fiscal Outlook

 *  Positions the company as a leading, regional communications provider in the upper MidwestProvides full recognition of company’s product and service offerings as well as its extensive, regional fiber networkSimplifies customer communications, support and improves customer experienceProvides internal synergies and realizes full value for marketing and brand building investments The Company will seek shareholder approval to change the corporate name to Enventis Corporation in May 2014  Enventis Brand Launch  All services rebranded as Enventis in October 2013.

 Growth through organic and strategic initiatives  Key Strategic Initiatives

 Diverse revenue streams, solid cash flow, emerging growth through business services and expanded regional fiber network  65+ years of dividend return Increased dividend the last four consecutive years  Experienced company with 116-year track record of financial stability, adaptability and quality services   Strong cash flow, strong balance sheet, high level of recurring revenue   Focused on increasing the value of HickoryTech by growing EBITDA, investing in strategic services, and managing debt  *  HickoryTech Investment Strengths

 Reconciliation of Non-GAAP Measures  Appendix  *  Supplemental Financial Information

 Reconciliation of Non-GAAP Measures  *  Supplemental Financial Information  Appendix

 Reconciliation of Non-GAAP Measures  *  Supplemental Financial Information  Appendix

 Reconciliation of Non-GAAP Measures  *  Supplemental Financial Information  Appendix

 Reconciliation of Non-GAAP Measures  *  Supplemental Financial Information  Appendix